Exhibit 32

NKARTA, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2023 of Nkarta, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Paul J. Hastings, Chief Executive Officer of the Company, and Alyssa Levin, Chief Financial and Business Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 21, 2024	By:	/s/ Paul J. Hastings
Paul J. Hastings
Chief Executive Officer

Date: March 21, 2024	By:	/s/ Alyssa Levin
Alyssa Levin
Chief Financial and Business Officer

This is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350. This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference.